UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2015

ENVISION HEALTHCARE HOLDINGS, INC.

(Exact name of each registrant as specified in its charter)

Delaware	001-36048	45-0832318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 6, 2015, Envision Healthcare Corporation (the “Company”), a wholly-owned subsidiary of Envision Healthcare Holdings, Inc., entered into a Second Amendment to ABL Credit Agreement (the “ABL Amendment”), which amends the Credit Agreement, dated as of May 25, 2011, among the Company, as parent borrower, Deutsche Bank AG New York Branch (“Deutsche Bank”), as an issuing lender, swingline lender, administrative agent and collateral agent, and the other financial institutions and lenders from time to time party thereto (as amended, the “ABL Facility”).

Under the terms of the ABL Amendment, Deutsche Bank and Barclays Bank PLC each agreed to make additional incremental revolving commitments of $50 million, thereby increasing the total commitments available to the Company under the ABL Facility from $450 million to $550 million.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

February 10, 2015	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

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